UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 13, 2016

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Notification of Retirement from Board of Directors upon Expiration of Current Term
On January 13, 2016, Maureen H. Buchwald, who currently serves in the class of directors of Park National Corporation ("Park") whose terms expire at the 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”), notified Park that she had decided to retire and not stand for re-election to the Board of Directors of Park. Ms. Buchwald’s term as a director of Park will expire immediately prior to the 2016 Annual Meeting, which will be held on April 25, 2016. Ms. Buchwald will continue to serve as a member of the Advisory Board of the First-Knox National Bank Division of The Park National Bank ("PNB"), Park’s national banking association subsidiary.

Ms. Buchwald has served as a director of Park since 1997, and as a member of the Advisory Board of the First-Knox National Bank Division since the September 5, 2008 merger of The First-Knox National Bank of Mount Vernon into PNB becoming a division of PNB. Ms. Buchwald had served as a member of the Board of Directors of The First-Knox National Bank of Mount Vernon from 1988 until the September 5, 2008 merger with PNB. Ms. Buchwald will be recognized at the 2016 Annual Meeting for her many significant contributions to the Park organization.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: January 15, 2016	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer